                                                                      EXHIBIT II

Reliv' International, Inc. and Subsidiaries

                                  EXHIBIT 11
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                -----------------------------------------------

                                           Three Months Ended March 31
                                       ------------------------------------
                                        1997                          1996
                                       (in thousands, except per share data)

Primary:
 Average shares outstanding              9,621                       10,186
 Net effect of warrants and options        760                          133
                                       -------                      -------
Totals                                  10,381                       10,319
                                       =======                      =======
Net Income                             $   819                      $   278
                                       =======                      =======
Per share amount                       $  0.08                      $  0.03
                                       =======                      =======
Fully Diluted:
 Average shares outstanding              9,621                       10,186
 Net effect of warrants and options        780                          133
                                       -------                      -------
Totals                                  10,401                       10,319
                                       =======                      =======
Net Income                             $   819                      $   278
                                       =======                      =======
Per share amount                       $  0.08                      $  0.03
                                       =======                      =======

Note: Per share data reflects the effect of the Company's 10 percent stock dividend declared on January 31, 1997 and distributed on February 28, 1997. The 1996 data reflects the pro forma effect of the dividend.